UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to CommonWealth REIT.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure contained in Items 3.01 and 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02. On March 31, 2014, Select Income REIT (“SIR”) notified the Company that, effective the same day, it had elected to terminate the Registration Agreement between SIR and the Company as a result of a change of control of the Company as provided in that agreement. The letter also noted that SIR would welcome the opportunity to meet with the new Board of Trustees of the Company, once elected, to discuss mutually beneficial arrangements for the registration of the shares of SIR owned by the Company.

The Company initially entered into the Registration Agreement with SIR on March 25, 2013. Under the Registration Agreement, SIR agreed to register for resale the 22,000,000 common shares of beneficial interest of SIR owned by the Company (the “SIR Shares”), pursuant to which SIR filed a registration statement to permit the public resale by the Company of some or all of the SIR Shares. No decision has been made regarding the resale of the SIR Shares. The foregoing description of the Registration Agreement is not complete and is qualified in its entirety by reference to the Registration Agreement, a copy of which is attached as Exhibit 4.1 to our Current Report on Form 8-K dated March 25, 2013.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2014, Related Fund Management, LLC and Corvex Management LP (together, “Related/Corvex”) delivered to the Company correspondence which included written consents from holders of the Company’s outstanding common shares as of the February 18, 2014 record date consenting to the proposal by Related/Corvex to remove, without cause, all of the Company’s Trustees and any other person or persons appointed as a Trustee prior to the effective time of the Related/Corvex proposal.  After inspection, the Company determined that holders of more than 2/3 of the Company’s outstanding common shares as of the February 18, 2014 record date consented to this proposal, reaching the threshold required to remove, without cause, all of the Company’s Trustees and any other person or persons appointed as a Trustee prior to the effective time of the Related/Corvex proposal.  Accordingly, on March 25, 2014, Ronald J. Artinian, William A. Lamkin, Ann Logan, Joseph L. Morea, Adam D. Portnoy, Barry M. Portnoy and Frederick N. Zeytoonjian, certified, pursuant to Section 2.7 of the Company’s Declaration of Trust, their removal as Trustees of the Company.

As a result, the Company currently does not have any Trustees and therefore is not in compliance with certain provisions of Section 303A of the New York Stock Exchange (the “NYSE”) Listed Company Manual (the “NYSE Manual”). Pursuant to the Company’s obligations under Section 303A.12(b) of the NYSE Manual, the Company provided notice to the NYSE of noncompliance on March 25, 2014.  On March 26, 2014, the Company received notice from the NYSE that the Company is deficient in meeting the following requirements of the Manual:

•                  Section 303A.01                              – Does not have a majority of independent members on the Board of Trustees;

•                  Section 303A.03                              – Does not have a presiding director/trustee;

•                  Section 303A.04(a)               – Nominating/other named committee independence issue;

•                  Section 303A.05(a)               – Compensation/other named committee independence issue;

•                  Section 303A.06                              – Does not conform to Rule 10A-3;

•                  Section 303A.07(a)               – Does not have three members on the audit committee;

•                  Section 303A.07(a)               – Audit committee members are not financially literate;

•                  Section 303A.07(a)               – Does not have an audit committee member with financial management expertise.

The NYSE also notified the Company that if the above deficiencies are not cured by April 2, 2014, the Company will be deemed noncompliant and the NYSE will disseminate a below compliance indicator for the Company on April 4, 2014.

As required by the November 18, 2013 Arbitration Panel order and the Company’s Declaration of Trust, the officers of the Company will promptly call a special meeting of shareholders for the purpose of electing new Trustees to the Company’s Board of Trustees. The Company expects to hold the special meeting on or before Friday, May 23, 2014. The Company will announce the time, date and place of the special meeting and the record date therefor concurrently with filing a definitive information statement for the special meeting with the Securities and Exchange Commission.

Item 5.01 Changes in Control of Registrant.

The disclosure contained in Items 3.01 and 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01. Without constituting a determination by the Company as to the occurrence or non-occurrence of a change in control of the Company in any other context, the removal, without cause, of all members of the Company’s Board of Trustees described in Items 3.01 and 5.02 may, for purposes of this Item 5.01, be deemed to result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.  On March 25, 2014, following the Company’s inspection of the results of the Related/Corvex consent solicitation to remove, without cause, all of the Company’s Trustees and any other person or persons appointed as a Trustee prior to the effective time of the Related/Corvex proposal, Ronald J. Artinian, William A. Lamkin, Ann Logan, Joseph L. Morea, Adam D. Portnoy, Barry M. Portnoy and Frederick N. Zeytoonjian, certified, pursuant to Section 2.7 of the Company’s Declaration of Trust, their removal as Trustees of the Company.  As a result, effective March 25, 2014, Messrs. Ronald J. Artinian, William A. Lamkin, Joseph L. Morea, Adam D. Portnoy, Barry M. Portnoy and Frederick N. Zeytoonjian and Ms. Ann Logan no longer serve as Trustees of the Company and Messrs. Morea, Lamkin, Zeytoonjian and Artinian and Ms. Logan, also no longer serve as members of the Company’s audit committee, nominating and governance committee or compensation committee.  The Company currently has no Trustees and therefore no Trustees currently serve on the Audit Committee, Compensation Committee or Nominating and Governance Committee of the Company.

Item 8.01 Other Events.

The disclosure contained in Items 3.01 and 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

The removal of the Company’s entire Board of Trustees, without cause, constitutes an event of default under the Company’s term loan and revolving credit facility agreements which gives rise to optional acceleration rights by our lenders. While an event of default exists under these agreements, our ability to pay dividends, repurchase shares and borrow is generally restricted unless such actions are necessary to maintain the Company’s status as a real estate investment trust.  As of December 31, 2013, there was approximately $500 million outstanding under our term loan agreement and $235 million outstanding under our revolving credit agreement.  We have asked the lenders to consider granting the Company a waiver or forbearance agreement with respect to the event of default under our term loan and revolving credit facility agreements.

As a result of the removal of the entire Board of Trustees of the Company effective March 25, 2014, a Change in Control and Fundamental Change has occurred under the terms of the Series D Preferred Shares.

Dividends

Under the Company’s governing documents and Maryland law, dividends are to be authorized and declared by the Board of Trustees. Accordingly, no dividends can be declared until new Trustees are elected and qualified.

Correspondence with Related/Corvex

After delivering written consents to the Company on March 18, 2014 that Related/Corvex represented reached the 66.7% threshold required to remove, without cause, all of the Company’s then Trustees (the “Former Trustees”) and any other person or persons appointed as a Trustee prior to the effective time of the Related/Corvex proposal, Related/Corvex requested that the Former Trustees immediately appoint Related/Corvex’s candidates as Trustees of the Company and, after such appointment, resign as Trustees of the Company.  After consideration, the Former Trustees determined that it was not possible to agree to this request for a number of reasons, including that Related/Corvex had, in fact, already delivered written consents to remove “any and all new Trustees” appointed by the Former Trustees, which would include any persons designated by Related/Corvex for appointment by the Former Trustees, and that any such appointment would disenfranchise other shareholders that may want to participate in the nomination and election process.  Attached to this Current Report on Form 8-K is correspondence between Related/Corvex and the Former Trustees regarding this request and the response of the Former Trustees thereto.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1                        Letter of Related/Corvex to the Arbitration Panel, the Company, the Former Trustees and counsel to the Company and the Former Trustees, dated March 18, 2014.

99.2                        Letter of Related/Corvex to the Former Trustees, dated March 19, 2014.

99.3                        Letter of the Former Trustees to Related/Corvex, dated March 21, 2014.

99.4                        Letter of Related/Corvex to the Former Trustees, dated March 21, 2014.

99.5                        Letter of the Former Trustees to Related/Corvex, dated March 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  March 31, 2014